Exhibit 99.1

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MLC Centre, Martin Place,	Telephone	+61 2 9225 5000 (switch)
Sydney NSW 2000 Australia		+61 2 9225 5806 (fax operator)
DX 361 Sydney	Facsimile	+61 2 9322 4000

From	Fiona Gardiner-Hill
	Phone	+61 2 9225 5327
	Email	Fiona.Gardiner-Hill@freehills.com

To	The Manager
Company Announcements
Australian Stock Exchange
	Fax	1900 999 279
Australia

Pages 5

9 December 2005	Our ref	FGH:ARD:30C
	Matter no	80944236

	Doc no	Sydney\004975742

Dear Sir or Madam

Shuffle Master Australasia Pty Ltd (Shuffle Master) has today extended the Offer Period under its off-market takeover bid for all the ordinary shares in Stargames Limited (Stargames) so that the Offer Period now closes on 8 January 2006.

We attach:

(a)                                  a letter which Shuffle Master has sent to offerees (which encloses the formal notice of variation and a letter from the Chairman of Stargames); and

(b)                                 a notice under paragraph 630(2)(b) of the Corporations Act 2001 notifying the new date for giving the notice of the status of conditions.

Yours faithfully

Freehills

/s/ Fiona Gardiner-Hill

Fiona Gardiner-Hill
Partner

c/o Shuffle Master, Inc.
1106 Palms Airport Dr. Las Vegas, NV 89119 702.897.7150 Fax: 702.897.2284 www.shufflemaster.com

9 December 2005

Update on Shuffle Master Takeover Offer

Dear Stargames Shareholder,

I would like to take this opportunity to update you on the Shuffle Master Offer for Stargames, and urge you to accept our offer of $1.55 for each of your Stargames ordinary shares.

The Offer has been extended and is now scheduled to close at 7.00pm (Australian Eastern Daylight time) on 8 January 2006.

As set out in the Bidder’s Statement the reasons why we believe you should accept our offer include:

•                                          our offer represents a significant premium of 19.2% to Stargames closing share price on 11 November 2005, the last trading day prior to the announcement;

•                                          our offer has been recommended unanimously by the Stargames board of directors who recognise the value in our offer; and

•                                          there is no higher offer at present for your shares.

If you have any questions in relation to the Offer,  please call the Stargames Shareholder Information line on 1300 733 636 (callers in Australia) or +613 9415 4247 (callers outside Australia). Please note that in order to comply with legal requirements, any calls to this number will be recorded.

We enclose a formal notice of variation related to the extension of the Offer for your Stargames shares.

Yours faithfully

/s/ Mark L Yoseloff

Mark L Yoseloff, Ph.D

Chairman of Shuffle Master Australasia Pty Ltd

Chairman of the Board and Chief Executive Officer of Shuffle Master, Inc.

Notice of variation – extension of offer period

Shuffle Master Australasia Pty Ltd ACN 117 058 796

Company notice – subsection 650D(1) Corporations Act 2001

To:                              Australian Securities and Investments Commission (ASIC);

Stargames Limited ACN 003 190 501 (Stargames); and

Each person to whom offers were made under the takeover bid referred to in this notice.

Shuffle Master Australasia Pty Ltd (Shuffle Master) gives notice under subsection 650D(1) of the Corporations Act 2001 that:

1.                                       it varies its takeover offer dated 18 November 2005 (Offer) for all the ordinary shares in Stargames which is contained in its bidder’s statement dated 15 November 2005 (Bidder’s Statement) by extending the period during which the Offer will remain open so that the Offer will now close at 7.00pm (Australian Eastern Daylight time) on 8 January 2006; and

2.                                       the Offer is varied by:

(a)                                  replacing “19 December 2005” with “8 January 2006” in section 8.2(a)(1) of the Bidder’s Statement;

(b)                                 replacing “10 December 2005” with “30 December 2005” in section 8.10 of the Bidder’s Statement;

(c)                                  replacing “19 December 2005” with “8 January 2006” where appearing on the Acceptance Form.

A copy of this notice was lodged with ASIC on 9 December 2005. ASIC takes no responsibility for the contents of this notice.

This notice of variation has been approved by a resolution passed by the directors of Shuffle Master.

Date: 9 December 2005

Stargames Limited
ABN 54 003 190 501
Head Office
1 Sheridan Close, Milperra NSW 2214, Australia
P 51 2 9773 0299 F 51 2 9773 0828

www.stargames.com.au

All correspondance
PO Box 4516, Milperra NSW 1891, Australia

9 December, 2005

Dear Stargames shareholder,

On 15 November 2005, the Board of Directors of Stargames Limited (“Stargames”) announced that the company had reached agreement with respect to an off-market takeover offer by Shuffle Master Australasia Pty Ltd (“Shuffle Master”) for your Stargames shares at $1.55 cash per share. This offer is unanimously recommended by your Directors.

You should have now received the Bidder’s and Target’s Statements in connection with the offer, which set out the full details of the offer including the reasons for your Directors’ recommendation, which was made having regard to the following:

•                  the Shuffle Master offer represents a material premium to Stargames recent trading price prior to announcement of the offer;

•                  the Shuffle Master offer represents an attractive multiple of 25 times 2005 reported net profit, which compares favourably with Stargames small cap peer group; and

•                  the Shuffle Master offer provides all shareholders with the opportunity to realise their investment in Stargames at a premium to market.

Each of the Stargames Directors who owns shares has tendered acceptances for the Shuffle Master offer and, as at 7 December 2005, Shuffle Master had obtained a relevant interest in 57.36% of Stargames.

Shuffle Master has today announced that it has extended its offer such that it is now scheduled to close at 7.00pm (AEST) on 8 January 2005.

Shareholders who wish to accept the $1.55 per share cash offer should act swiftly and follow the acceptance instructions set out in the Bidder’s Statement as soon as possible.

If you have any queries in relation to the Shuffle Master offer, require assistance with respect to accepting the offer, or if you require another Acceptance Form, please call the Stargames Shareholder Information Line on 1300 733 636 (or +613 9415 4247 for international callers).

Yours Sincerely

/s/ Stephen Cohn

Stephen Cohn
Chairman
Stargames Limited

New date for giving the notice of the status of conditions

Shuffle Master Australasia Pty Ltd ACN 117 058 796

Company Notice – paragraph 630(2)(b) Corporations Act 2001

To:                              Stargames Limited (Stargames); and

Australian Stock Exchange Limited.

For the purposes of paragraph 630(2)(b) of the Corporations Act 2001, Shuffle Master Australasia Pty Ltd (Shuffle Master) gives notice that:

1                                          the offer period relating to the offers by Shuffle Master for all of the ordinary shares in Stargames, which offers are contained in a bidder’s statement dated 15 November 2005 (Bidder’s Statement), has been extended so that it now ends at 7:00pm (Australian Eastern Daylight time) on 8 January 2006;

2                                          the new date for giving the notice of the status of the conditions to the offers, as required by subsection 630(3) of the Corporations Act 2001, is 30 December 2005; and

3                                          on the date of this notice so far as ShuffleMaster is aware, none of the conditions to the offer have been fulfilled.

Date: 9 December 2005